                                                                 Exhibit 4(k)(i)
                                                                 ---------------



THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. UNLESS THEY ARE SOLD PURSUANT TO RULE 144A OR RULE 144 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT, THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.



                               CONVERTIBLE NOTE

$________________________                                            May 5, 1998


     FOR VALUE RECEIVED, the undersigned, INTEGRATED MEDICAL RESOURCES, INC., a Kansas corporation (the "Company"), hereby promises to pay to __________ _________________. (the "Holder"), by wire transfer, the principal sum of

________________________________________________________________ ($__________)
in lawful money of the United States of America, together with interest on the unpaid principal balance from day-to-day remaining computed from the last interest payment date until the Maturity Date (as that term is hereinafter defined) at the rate of 8.5% per annum, at the Holder's principal place of business or such other address as the Holder shall notify the Company in writing.

     This Convertible Note (the "Convertible Note") has been issued in connection with that certain Agreement Regarding Certain Provisions of Convertible Notes dated as of May 5, 1998 (the "Provision Agreement"), between the Holder, the Company and certain other parties.

     1. (a) After July 15, 1998 the Convertible Note is prepayable by the Company upon fifteen business days notice.

          (b) For purpose of calculating interest accrued hereon, interest on this Convertible Note shall be calculated on the basis of the actual days elapsed over a 365-or 366-day year, as the case may be.

          (c) All outstanding principal and all then accrued and unpaid interest on this Convertible Note shall be due and payable on the Maturity Date.

     2. For purposes hereof, the "Maturity Date" shall mean September 1, 1998. The Holder has the sole option to extend the term of the Convertible Note for three successive 90-day periods until maturity. If the conversion right in
Section 6 is not exercised, the note shall become an 18-months term loan from such date with equal monthly payments of principal and interest including accrued interest.

     3. Should the principal of, or any installment of the principal or interest on, this Convertible Note become due and payable on any day other than a business day, the Maturity Date thereof shall be extended to the next succeeding business day and interest shall be payable with respect to such extension. As used herein, the term "business day" shall mean any day except a Saturday, a Sunday or a day on which banking institutions are legally authorized to close in the City of Lenexa, Kansas.

     4. No waiver by the Holder of any of its rights or remedies hereunder or under any other document evidencing or securing this Convertible Note or otherwise shall be considered a waiver of any other subsequent right or remedy of the Holder; no delay or omission in the exercise or enforcement by the Holder of any rights or remedies shall ever be construed as a waiver of any right or remedy of the Holder; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of the Holder.

     5. If any one or more of the following events shall occur after the date hereof for any reason whatsoever (whether such occurrence shall be voluntary or involuntary or be effected by operations of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or other governmental body), it shall be deemed an "Event of Default" hereunder:

          (a) default by the Company in the due and punctual payment of the principal, interest or both on this Convertible Note when and as the same of each such obligation shall become due and payable, whether at the Maturity Date or at a date fixed for prepayment or by acceleration 30 days after the receipt of notice thereof from the Holder;

          (b) default by the Company in the due and punctual payment of the principal, interest or both on any indebtedness for borrowed money (including the current portion thereof), when and as the same of each such obligation shall become due and payable, and the passage of any applicable cure period;

          (c) a reduction in the Company's cash receipts in any two consecutive months to less than $840,000 per month as a result of a payor withholding payment due to any actions of the Company taken prior to February 1, 1998 (a "Defined Default");

          (d) the Company's becoming insolvent or unable to meet its obligations as they mature, making a general assignment for the benefit of creditors, or consenting to the appointment of a trustee or a receiver, or admitting in writing its inability to pay its debts as they mature;

          (e) the appointment of a trustee or receiver for the Company or for a substantial part of the properties of the Company without the consent of the Company and such trustee or receiver not being discharged within 30 days;

          (f) the institution of bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings by or against the Company and, if instituted against it, the same being consented to by the Company or remaining undismissed for a period of 30 days;

          (g) the rendering of any final judgment against the Company for the payment of money in an amount in excess of $500,000;

          (h) any substantial part of the property of the Company being sequestered or attached and not being returned to the possession of the Company or released from such attachment within 30 days;

          (i) upon the effective date of a merger, reorganization or sale of substantially all of the assets of the Company in which the stockholders of the Company immediately prior to such transaction own less than 50 percent (50%) of the voting securities of the surviving or controlling entity immediately after such transaction;

          (j) an "Event of Default" occurs under any of the Senior Debt (as defined in Section 11.1 below).

     If any such Event of Default shall occur and be continuing, the Holder may, at the Holder's option, declare the entire unpaid balance of principal and unpaid interest on this Convertible Note to be immediately due and payable, whereupon the maturity of the then unpaid balance on this Convertible Note shall be accelerated and the principal and all interest accrued thereon shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in this Convertible Note to the contrary notwithstanding, and the Holder may exercise and shall have any and all remedies accorded the Holder by law.

     6.  Conversion Rights and Option Rights.
         -----------------------------------

          6.1  As used herein:

               (a) "Common Stock" means the common stock, $.001 par value per share, of the Company.

               (b) "Conversion Price" shall initially mean the lesser of $2.15 or the average of the closing market price for the Common Stock for the fifteen trading days prior to conversion and shall be subject to adjustment pursuant to Sections 6.6 and 6.7 hereof.

          6.2 Subject to and in compliance with provisions of this Article 6, the Holder may, at its option, by surrender of this Convertible Note as hereinafter provided, convert all or any portion of the outstanding principal amount of this Convertible Note and/or accrued and unpaid interest hereon into such number of fully paid and nonassessable shares of Common Stock determined by dividing the amount of principal hereof and/or accrued and unpaid interest hereon to be so converted by the Conversion Price then in effect. If the Holder chooses to exercise the option in Section 6.6(a) below, shares to be issued upon conversion of this Convertible Note shall be deemed to be a part of and not in addition to, the shares issued upon exercise of such option.

          6.3 Subject to the other provisions of this Convertible Note, the option for conversion of this Convertible Note pursuant to Section 6.2 hereof may be exercised at any time during the period beginning on the date hereof and ending upon the earlier of (i) the repayment or redemption in full of the principal, together with any accrued but unpaid interest, of this Convertible Note or (ii) the conversion of this Note to an 18-month term note as set forth in Section 2 above; provided, however, that this Note may not be converted until the Company has received the necessary Stockholder approval.

          6.4 (a) The surrender of this Convertible Note for conversion pursuant to Section 6.2 hereof shall be made by the holder hereof to the Company at its office in Lenexa, Kansas, accompanied by written notice to the Company, in the form of the Conversion Request attached as Annex 1 to this Convertible Note (the "Conversion Request"), that such holder elects to convert all or a portion of the principal and/or accrued and unpaid interest of this Convertible
Note in accordance with the provisions hereof. Upon surrender of this Convertible Note for conversion, it shall be marked "cancelled" or "paid-in-full". Any such notice of election to convert shall constitute a contract between the holder of this Convertible Note and the Company, whereby such holder shall be deemed to subscribe for the number of shares of Common Stock which it shall be entitled to receive upon such conversion, and in payment and satisfaction of such subscription, to surrender this Convertible Note and to release the Company from all liability hereon in respect of the principal and/or accrued and unpaid interest hereon being converted, and including interest accruing after the date of the receipt of the notice of conversion on the portion of the principal hereof being converted, and whereby the Company shall be deemed to agree that the surrender of such Convertible Note and the extinguishment of liability hereon shall constitute full payment for the shares of Common Stock so subscribed for and to be issued upon such conversion.

               (b) Subject to the further provisions of this Section 6.4(b) and subject to shareholders' approval, as soon as practicable after the receipt of such Conversion Request and this Convertible Note, and in any event, within ten business days thereafter, the Company shall issue and shall deliver at said office to such holder (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Convertible Note in accordance with the provisions hereof, (ii) a check or cash in respect of any fraction of a share as provided in Section 6.5 hereof and (iii) in the event of a partial conversion of this Convertible Note, a new Convertible Note (in form substantially identical to this Convertible Note) for the unpaid principal amount of this Convertible Note that was not converted. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Company shall have received such Conversion Request and this Convertible Note; conversion shall be at the Conversion Price then in effect; any and all interest on the principal of this Convertible Note to be converted pursuant to such Conversion Request shall cease to accrue pursuant to this Convertible Note from the date of receipt of the Conversion Request; and the holder of this Convertible Note shall be deemed to have become on said date the holder of record of the shares of Common Stock issuable to such holder upon such conversion; provided, however, that, in the event the holder of this Convertible Note effects any such surrender of this Convertible Note on any date when the securities transfer books of the Company shall be closed, such holder shall not be deemed to be the record holder of such shares of Common Stock for any purpose until the close of business on the next succeeding day on which such securities transfer books shall be open.

          6.5 The Company shall not be required to issue fractions of shares upon conversion of this Convertible Note (or portion thereof). If any fractional interest in a share shall be deliverable upon the conversion of this Convertible Note (or portion thereof), the Company shall purchase such fractional interest for an amount in cash equal to the Conversion Price then in effect times the amount of such fractional interest.

          6.6 Option Terms. The Holder will have the option to buy shares of the Company's Common Stock as described below:

               (a) an option to purchase _______ shares at an exercise price equal to the Conversion Price. This option expires upon the later of (x) conversion to a term loan or prepayment of the Convertible Note, (y) conversion of the Convertible Note under Section 6.1, or (z) May 31, 1998. Exercise of this option is contingent upon conversion of this Convertible Note under Section 6.2 as part of the exercise price of this option (a).

               (b) an option to purchase ______ shares at $2.15 per share through May 31, 1998 (which date shall be extended for the same number of days as the initial maturity of this Convertible Note under Section 2) and thereafter at $2.70 per share. This option expires upon the later of (i) conversion to a term loan or prepayment of the Convertible Note, (ii) conversion of the Convertible Note under Section 6.2, or (iii) December 31, 1998. The exercise of this option is contingent upon the option under (a) above being exercised.

               (c) an option to purchase ______ shares at $2.15 per share through May 31, 1998; $2.70 per share from June 1, 1998 through December 31, 1998; $3.15 per share from January 1, 1999 through December 31, 1999; or at $3.75 per share from January 1, 2000 through December 31, 2000. This option expires upon the later of (i) conversion to a term loan or prepayment of the Convertible Note, (ii) conversion of the Convertible Note under Section 6.2 or
(iii) December 31, 2000. The exercise of this option is contingent upon the option under (b) above being exercised.

               (d) an option to purchase ______ shares at an exercise price of $2.15 per share, which expires on March 5, 2000. Exercise of this option is contingent upon conversion of the Convertible Note under Section 6.2.

          6.7 The Conversion Price then in effect of this Convertible Note shall be subject to adjustment as follows:

               (a) In case the Common Stock shall be split or subdivided into a greater, or reverse split or combined into a lesser, number of shares (whether with or without par value), the Conversion Price then in effect shall be decreased or increased, as the case may be, to an amount which shall bear the same relation to the Conversion Price in effect immediately prior to such split or subdivision or reverse split or combination as the total number of shares of Common Stock outstanding immediately prior thereto bears to the total number of shares of Common Stock outstanding immediately after such split or subdivision or reverse split or combination. A stock dividend shall be considered a split or subdivision of shares for the purpose of this Section 6.7(a).

               (b) In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, this Convertible Note shall after such capital reorganization, reclassification of capital stock, consolidation, merger or sale be convertible into that number of securities, or amount or value of property, of the Company, or of the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the holder of shares of Common Stock issuable (at the time of such capital reorganization, reclassification of capital stock, consolidation, merger or sale) upon conversion of this Convertible Note would have been entitled upon such capital reorganization, reclassification of capital stock, consolidation, merger or sale had this Convertible

Note been converted prior thereto; and in any such case, if necessary, the provisions set forth in this Section 6 shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any securities or property thereafter deliverable on the conversion of this Convertible Note. The provisions of this Section 6.7(b) shall similarly apply to successive capital reorganizations, reclassification of capital stock, consolidations, mergers or sales. The split or subdivision or reverse split or combination of shares of Common Stock issuable upon conversion of this Convertible Note into a greater or lesser number of shares of Common Stock shall not be considered a consolidation, merger or sale for the purposes of this Section 6.7(b).

          (i) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purposes of this Section 6.7.

          (ii) Stock Dividends. In case any additional shares of Common Stock shall be issued as a dividend on Common Stock, the Conversion Price shall be adjusted as provided in Section 6.7(a) hereof. In case any additional shares of Common Stock shall be issued as a dividend on any class of stock of the Company other than Common Stock, or in case any obligations or stock convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable obligations or stock being hereinafter called "Convertible Securities") shall be issued as a dividend on any class of stock of the Company, such shares of Common Stock or Convertible Securities shall be deemed to have been issued without consideration on the day next succeeding the date for the determination of stockholders entitled to such dividend.

          (iii) Record Date. For purposes of this Section 6.7 in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Equity Stock or any options or warrants exercisable for shares of Common Stock or any securities convertible into Common Stock, or (b) to subscribe for or purchase Equity Stock or any options or warrants exercisable for shares of Common Stock or any securities convertible into Common stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making or such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

          (iv) Current Market Price. The Current Market Price at any date shall mean, in the event the Common Stock or the Equity Stock, as the case may be, is publicly traded, the average of the daily closing prices per shares of such equity security for 30 consecutive trading days ending no more than 15 business days before such date (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 trading day period). The closing price for each day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices in either case on the principal national securities exchange on which such equity security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the closing date price for such day reported by NASDAQ, if such equity security is traded over-the-counter and quoted in the National Market System, or if such equity security is so traded, but not so quoted, the average of the closing reported bid and asked prices of such equity security as reported by NASDAQ or any comparable system or, if such equity security is not listed on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc., selected in good faith from time to time by the Board of Directors of the Company for that purpose. If such equity security is not traded in such manner that the quotations referred to above are available for the period required hereunder, Current Market Price per shares of such equity security shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company and the Holder or, if the Board of Directors of the Company and the Holder cannot agree, by an independent appraiser mutually selected by the Board of Directors of the Company and the Holder.

               (c) No Adjustment. Anything in this Section 6 to the contrary notwithstanding, the Company shall not be required, except as hereinafter in this Section 6.7(c) provided, to make any adjustment of the Conversion Price then in effect in any case in which the amount by which such Conversion Price would be reduced in accordance with the provisions of this Section 6.7 would be less than $.05, but in such case any adjustment that would otherwise be required then to be made will be carried forward and made at the time of and together with the next subsequent adjustment which, together with any and all adjustments so carried forward, shall amount to $.05 or more. In the event of any subdivision or combination of shares of Common Stock said amount of $.05 (as therefore decreased or increased by any previous subdivision or combination) shall be proportionately decreased or increased.

               (d) Notice of Holders. In the event the Company shall propose to take any action of the types described in Section 6.7(b), the Company shall give written notice to the Holder, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price then in effect and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of this Convertible Note. In the case of any action that would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten days prior to the taking of such proposed action.

               (e) Shares Free and Clear. All shares of Common Stock issued in connection with the conversion provisions set forth herein shall be, upon issuance by the Company, validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Company.

               (f) Common Stock Reserved. Upon appropriate amendment to its Articles of Incorporation, the Company shall reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of this Convertible Note.

          6.8 Whenever the Conversion Price then in effect shall be adjusted as required by the provisions of Section 6.7 hereof, the Company shall forthwith mail a certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment or readjustment is based to the Holder at such Holder's address as it appears herein or at the last address of which the Holder has given the Company written notice, but failure to receive such notice, or any defects therein, or in the mailing thereof, shall not affect such adjustment in such Conversion Price. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustments and readjustments, (b) the Conversion Price at that time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of this Convertible Note.

     7. At any time after July 15, 1998, the Company may prepay, upon 15 business days' prior written notice to the Holder, its obligation pursuant to this Convertible Note, in whole or in part, at any time by tendering to the Holder 100% (expressed in percentages of the principal amount), together with accrued but unpaid interest hereon.

     The foregoing notwithstanding, it is acknowledged and agreed to by the Company that, unless such rights have expired pursuant to Section 6.3 hereof, the Holder may exercise its conversion rights pursuant to Section 6.7 hereof at any time prior to the second business day immediately preceding the proposed date of such prepayment, whether before or after receipt of such prepayment notice from the Company.

     8. Notwithstanding anything contained in this Convertible Note to the contrary, the Holder shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Convertible Note any amount in excess of the amount permitted and calculated at the Maximum Rate (defined below), and in the event the Holder ever receives, collects or applies as interest any amount in excess of the amount permitted and calculated at the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Convertible Note, and, if the principal balance of this Convertible Note is paid in full, any remaining excess shall forthwith be paid to the Company.

     The term "Maximum Rate", as used herein, shall mean, with respect to the Holder, the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Convertible Note under the laws which are presently in effect of the United States and the State of Kansas applicable to such holder and such indebtedness or, to the extent permitted by applicable law, under such applicable laws of the United States and the State of Kansas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     9. This Convertible Note is being executed and delivered, and is intended to be performed in the State of Kansas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Kansas shall govern the validity, construction, enforcement and interpretation of this Convertible Note. Each of the Company and the Holder hereto consent to the jurisdiction of the State of Kansas or state or federal courts located therein for all disputes arising under this Convertible Note.

     Each of the Company and the Holder hereby knowingly, voluntarily and intentionally waive (a) any right to trial by jury the Company and or the Holder may have in any action or proceeding, in law or in equity, in connection with this Convertible Note or the transactions related hereto and (b) any right to contest enforcement of provisions of the last sentence of the immediately preceding paragraph of this Section 9 on the basis of forum non conveniens.

     10. If this Convertible Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company promises to pay all costs and expenses of collection, including, but not limited to, court costs and the reasonable attorneys' fees of the holder hereof.

     11. Whenever this Convertible Note requires or permits any consent, approval, notice, request or demand from one party to another, the consent, approval, notice, request or demand must be in writing to be effective and shall be deemed to have been given when delivered by facsimile or reliable courier or five days after being deposited in the United States mails registered or certified, return receipt requested, addressed to the party to be notified at the address set forth below (or at such other address as may have been designated by written notice).

          11.1 (a) The Company for itself, its successors and assigns, covenants and agrees, that (i) the payment of the principal of and interest on this Convertible Note is hereby expressly subordinated, to the extent and in the manner set forth in Section 11.2 hereof, in right of payment to the prior payment in full of all Senior Debt (as defined in Section 11.1(b) hereof) of the Company, and (ii) this Convertible Note is also subject to any further restrictions herein for the protection of the holders of Senior Debt.

               (b) As used herein, the term "Senior Debt" shall mean the principal of and premium, if any, and interest on and any renewals, extensions or refinancings (of no greater amounts than the original loan amounts) of the following:

                                 Senior Debt
                                 -----------

Lender                                        Loan Amount
------                                        -----------
DVI Financial Services                        $448,596
-Term Note Payable
DVI Business Credit Corporation               Up to $5,000,000
-Revolving Credit Line                        Current outstanding
                                              $3,085,954

          11.2 (a) In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, arrangement, readjustment, composition or other similar judicial proceedings in connection therewith, relative to the Company, or its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy, or in the event of any assignment by the Company for the benefit of creditors or in the event of any other marshaling of the assets of the Company (collectively referred to as an "Insolvency Event") then the holders of the Senior Debt shall be entitled to receive payment in full of all principal, premium, interest, fees, penalties and charges on all Senior Debt (including interest thereon accruing after the commencement of any such proceedings) before the holder of this Convertible Note is entitled to receive any payment on account of principal, interest or other amounts due under this Convertible Note, and to that end the holders of the Senior Debt shall be entitled to receive for application and payment thereof any payment or distribution of any kind or charge, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of this Convertible Note (excluding securities provided for by a plan of reorganization or readjustment that are equity securities or are subordinated in right of payment to all indebtedness issued to the holders of Senior Debt in such plan of reorganization or readjustment to the same extent as, or to a greater extent than, this Convertible Note is subordinated to the Senior Debt as provided herein).

               (b) If, notwithstanding the provisions of this Section 11.2, any payment or distribution of any character shall be received by the holder hereof in contravention of this Section 11.2 and while Senior Debt shall be outstanding, such payment, distribution or security shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to, the holders of the Senior Debt as their interest may appear, or their duly appointed agents, for application to the payment of all Senior Debt then outstanding, until all of the Senior Debt shall have been paid in full.

               (c) The provisions of this Section 11.2 shall continue to be effective or be reinstated, as the case may be, if at any time payment of Senior Debt is rescinded or must otherwise be returned by any holder of such Senior Debt upon the insolvency, bankruptcy or reorganization of the Company, as though such payment had not been made.

               (d) The provisions of this Section 11 are intended solely for the purpose of defining the relative rights of the holder of this Convertible Note and of the holders of the Senior Debt, and nothing herein shall be or is intended, as between the Company, its creditors other than the holders of Senior Debt, and the holder of this Convertible Note, to impair or suspend in any manner, whatsoever the obligation of the Company, which, notwithstanding any other provision of this Section 11 to the contrary, is unconditional and absolute, to pay to the holder of this Convertible Note the principal hereof as and when the same shall become due, whether at maturity or otherwise, and interest thereon in accordance with the terms hereof, or to affect the relative rights of the holder of this Convertible Note and creditors of the Company other than the holder or holders of the Senior Debt, nor shall anything herein, notwithstanding any provisions of this Section 11 to the contrary, prevent the holder hereof from exercising any and all remedies permitted by applicable law upon default hereunder.

     12. Registration Rights. Any shares of Common Stock received by the Holder pursuant to the provisions hereof shall be deemed Registrable Securities, as that term is defined in the Investors Rights Agreement between the Holder, the Company and certain other parties and shall be subject to the provisions thereof.

     13. (a) The address for the Company for all purposes contained in this Convertible Note and for all the notices hereunder shall be: 11320 W. 79th Street, Lenexa, Kansas 66214, Attention: Troy Burns, M.D.

          (b) The address of the Holder for all purposes contained in this Convertible Note and for all notices hereunder shall be:
__________________________________________.

          (c) Each of the Company and the Holder may change its address for purposes hereof by providing notice to the other in the manner described in
Section 11 hereof.

     14. Neither this Convertible Note nor any term hereof may be changed, waived, discharged or terminated orally or in writing, provided that any term of this Convertible Note may be amended or the observance of such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Company and Holder.

     15. The provisions of Sections 6.6, 6.7, 6.8 and 12 shall survive any conversion or payment of this Convertible Note.

     Executed as of the day and year first above written.

                                       INTEGRATED MEDICAL RESOURCES, INC.



                                       By:____________________________________
                                            E. Stanley Kardatzke, M.D.
                                            Chief Executive Officer

                                                                         Annex 1
                                                                         -------

                              CONVERSION REQUEST
                              ------------------


TO:  INTEGRATED MEDICAL RESOURCES, INC.


     The undersigned holder of this Convertible Note hereby irrevocably exercises the option to convert this Convertible Note, or portion hereof below designated, into shares of Common Stock in accordance with the terms of this Convertible Note, and directs that the securities issuable and deliverable upon the conversion, together with any check in payment for fractional amounts, and any Convertible Note representing any unconverted amount hereof, be issued and delivered to the holder hereof at the address specified below.


Dated:_________________                      ___________________________________
                                             Signature (for conversion use only)


                                      Amount to be converted (if less than all):


                                                     $______________


-------------------------

-------------------------

-------------------------           ----------------------------------
Please print name and               Please insert Social Security or
address (including zip              other Taxpayer Identification Number
code number)